Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

ANNUAL MEETING OF STOCKHOLDERS _____, 2023 This Proxy is Solicited On Behalf Of The Board Of Directors

Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Please mark your votes like this	X

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3A, 3B, 4, 5, 6 AND 7.

	FOR	AGAINST	ABSTAIN
Proposal 1—Business Combination Proposal	☐	☐	☐

To approve and adopt the Business Combination Agreement, dated as of December 8, 2022 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) by and among the Company, its wholly owned subsidiary, QTI Merger Sub, Inc. (“Merger Sub”), and QT Imaging, Inc. (“QT Imaging”), a copy of which with all amendments is attached to this proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby (the “Business Combination”), including the merger of Merger Sub with and into QT Imaging, with QT Imaging surviving the merger, and the issuance of common stock to QT Imaging equity holders as merger consideration.

	FOR	AGAINST	ABSTAIN
Proposal 2—Classification of the Board of Directors Proposal	☐	☐	☐

To consider and vote upon a proposal to amend the Company’s current amended and restated certificate of incorporation (the “Charter”) to provide for the classification of our board of directors (our “Board”) into three classes of directors with staggered three-year terms of office and to make certain related changes; provided that the term of the initial Class I Directors shall expire at the annual meeting of the stockholders of GigCapital5 held in 2024, the term of the initial Class II Directors shall expire at the annual meeting of the stockholders of GigCapital5 held in 2025 and the term of the initial Class III Directors shall expire at the annual meeting of the stockholders of GigCapital5 held in 2026.

	FOR	AGAINST	ABSTAIN
Proposal 3A—Approval of Additional Amendments to Current Certificate of Incorporation in Connection with the Business Combination Proposal	☐	☐	☐

To authorize an additional share capital to the aggregate of 501,000,000 shares, consisting of (X) 500,000,000 shares of common stock, and (Y) 10,000,000 shares of preferred stock.

	FOR	AGAINST	ABSTAIN
Proposal 3B—Authorization of Exclusive Forum Provisions Proposal	☐	☐	☐

To consider and vote upon a proposal to amend the Company’s Charter to provide for certain additional changes, including but not limited to, changing the Company’s name from “GigCapital5, Inc.” to “QT Imaging Holdings, Inc.” and eliminating certain provisions specific to our status as a blank check company.

	FOR	AGAINST	ABSTAIN
Proposal 4—Director Election Proposal	☐	☐	☐

To elect, effective at Closing, seven directors to serve staggered terms on our Board until the 2024, 2025 and 2026 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN
Proposal 5—The Nasdaq Proposal	☐	☐	☐

To approve, for purposes of complying with applicable listing rules of the Nasdaq Global Market (the “Nasdaq”), (i) the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 14,977,442 shares of common stock to the QT Imaging equity holders ; and (ii) the issuance of an aggregate of up to $50,000,000 Combined Company Common Stock from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing.

	FOR	AGAINST	ABSTAIN
Proposal 6—The Equity Incentive Plan Proposal	☐	☐	☐

To approve the GigCapital5, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan.

	FOR	AGAINST	ABSTAIN
Proposal 7—Adjournment Proposal	☐	☐	☐

To approve, if necessary, the adjournment of the Annual Meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Classification of the Board of Directors Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Nasdaq Proposal, and the Equity Incentive Plan Proposal. This proposal will only be presented at the Annual Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Classification of the Board of Directors Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Nasdaq Proposal, and the Equity Incentive Plan Proposal.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2023.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on ______, 2023:

This notice of meeting, and the accompanying proxy statement are available at

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

GIGCAPITAL5, INC.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

__________, 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) and accompanying Proxy Statement, dated _______, 2023, in connection with the Annual Meeting to be held on ________, 2023 at _____ a.m., local time, via live webcast at https://www.cstproxy.com/[________], and hereby appoints Dr. Avi S. Katz and Dr. Raluca Dinu, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock, of GigCapital5, Inc. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3A, 3B, 4, 5, 6 AND 7.

(Continued and to be marked, dated and signed, on the other side)